SHERB & CO., LLP
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                               Exhibit 23


                       CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement of Develocap, Inc. and on Form S-8 of our report dated February 26, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's new formation with no significant revenues, which raises substantial doubt about its ability to continue as a going concern), appearing in Develocap, Inc.'s report on Form 10-SB for the period ended
January 31, 2004.


                                   /s/ Sherb & Co., LLP

                                   SHERB & CO., LLP





New York, New York
June 18, 2004